Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.’s 333-203970, 333-214015, 333-217039, 333-223794, 333-230567 and 333-237346), Registration Statement (Form F-3 No. 333-248784) and in the related prospectuses of our report dated March 25, 2021, with respect to the consolidated financial statements of Kornit Digital Ltd. and its subsidiaries and the effectiveness of internal control over financial reporting of Kornit Digital Ltd. and its subsidiaries included in this Annual Report (Form 20-F) for the year ended December 31, 2020.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER

March 25, 2021	A Member of EY Global